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                                                                    Exhibit 10.1

                            SECOND AMENDMENT TO LEASE

         This is a Second Amendment to Lease, dated the 31st day of August, 1998, to that certain Lease Agreement, ("Lease") executed the 11th day of November, 1996, by and between T. BRYAN ALU AND CHARLES HURTH, JR., hereinafter called "Landlord" and TENERA, INC., hereinafter called "Tenant".

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

AMENDMENT ITEM NO 1: EXTENSION OF LEASED PREMISES

         The term of the lease shall be extended for an additional period of approximately two (2) years and one (1) month at the base rate of $8.75 per square foot per year for the leased premises and the expansion space herein noted and shall commence following the current tenant's vacation of the premises and Landlord's completion of its finished obligation pursuant to Item No. 5 herein, expected to be October 15, 1998 (Commencement Date) and will expire at 11:59 on October 31, 2000, pursuant to Section 1.4 of the Lease.

AMENDMENT ITEM NO. 2:  EXPANSION OF LEASED PREMISES

         The original Leased Premises is modified to be 4,171 square feet, as shown on the attached floor plan (Exhibit A). Additionally, landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, 2,382 additional square feet (the "Expanded Premises") as shown on Exhibit A and after the Commencement Date, as defined herein, the term "Leased Premises" as defined and used in the Lease shall be deemed to mean and include the original Leased Premises covered by the aforementioned Lease, plus the Expanded Premises.

AMENDMENT ITEM NO. 3:  BASE RENT

Base Rent due on the Leased Premises shall be an amount equal to $4,778.23 per month, based on the rental rate of $8.75 per square foot per annum on 6,553 square feet. This rate shall escalate annually by four percent (4%) on the anniversary dates of the lease and throughout any option periods.

AMENDMENT ITEM NO. 4: BUILDING MAINTENANCE

         Pursuant to Article 11 of the Lease and as amended herein, Landlord shall maintain both interior and exterior of the building including, but not limited to, window cleaning, pest control, landscaping grounds and snow removal from parking areas and sidewalks. The costs for these items will be passed through to Tenant as an operating expense pursuant to Article 6.2 of the Lease (Landlord will reconcile all costs annually and provide Tenant with a full


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accounting  of all costs) and as amended  herein,  along with a mutually  agreed management fee of $.25 per square foot per year. Effective on the Commencement Date, the Tenant's pro-rata share of operating costs as defined in Section 1.2 of the Lease will be amended to equal 27.3%.

         For reasons of clarity, it is hereby noted that the Tenant is responsible for the following items including, but not limited to signage, trash removal, janitorial, security agreements, and insurance pursuant to Section 9 of the Lease. Tenant shall also have the carpet within the Leased Premises professionally cleaned upon the termination of the Lease.

AMENDMENT ITEM NO. 5:  TENANT IMPROVEMENTS

         Prior to the commencement date hereof, Landlord shall re-carpet the expanded portion of the premises with a carpet of similar quality to that in the original space, as shown on the attached Exhibit A, and repaint where necessary. Additionally, Landlord shall replace the stained vertical blinds in the entire leased premises and shall replace any stained or missing ceiling tiles.

AMENDMENT ITEM NO. 6: OPTION TO RENEW

         So long as Tenant is not in default of this lease, Tenant shall have the option to extend this lease for two (2) terms of one (1) year each. The lease rate shall escalate by four percent (4%) for each of these option periods. Tenant shall provide Landlord one hundred twenty (120) days written notice of its intent to so renew.

AMENDMENT ITEM NO. 7:  ALL OTHER TERMS AND CONDITIONS

Except as set forth herein, all of the terms and provisions of the Lease, from and after the Commencement Date, shall be applicable to the Expanded Premises, as well as the original Leased Premises. Except as modified hereby, the terms and provisions of the Lease are hereby ratified and agreed to be in full force and effect. In the event of a conflict between the Second Amendment to the Lease and the Lease, the Second Amendment to Lease shall control.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Second Amendment as of the day and year first above written.

LANDLORD:                                            TENANT:
                                                     TENERA, INC.

/s/ T. Bryan Alu                            /s/ William S. Glover
------------------                          ---------------------
Its President of TENERA Rocky Flats, LLC

                                            /s/ Jeffrey R. Hazarian
                                            -----------------------
                                            Executive Vice President and Chief
Financial Officer